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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM



                                  May 5, 2000


Turnstone Systems, Inc.
274 Ferguson Drive
Mountain View, California 94043

      RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on May 5, 2000 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 9,208,293 shares of your Common Stock, $0.001 par value (the "Shares"), of which 3,420,417 shares are reserved for future issuance under the Company's
1998 Stock Plan, 5,287,876 shares are reserved for future issuance under the Company's 2000 Stock Plan and 500,000 shares are reserved for future issuance under the Company's 2000 Employee Stock Purchase Plan. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

      It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectuses constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati
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